EXHIBIT 16

                   Calculation of Total Return

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                           Exhibit 16

                  American Gas Index Fund, Inc.

                    Total Return Calculation

                         Item 22, Part B


A.   For the year ended March 31, 1997

                   n
          P (1 + T)  = ERV

          ERV = $1,155.96

          n = 1.0 year

          T = 15.60%


B.   For the five year period ended March 31, 1997

                   n
          P (1 + T)  = ERV

          ERV = $1,914.64

          n = 5.0 years

          T = 13.86%



C. For the period May 10, 1989 (Commencement of Operations) to March 31, 1997

                   n
          P (1 + T)  = ERV

          ERV = $2,090.17

          n = 7.89589 years

          T = 9.79%